THE LOEWEN GROUP INC.                                               EXHIBIT 12.1

Computation of Earnings to Fixed Charges Ratio (Under Canadian GAAP) Expressed in thousands of U.S. dollars


                                                            Six months ended
                                                                June 30,               For the Year Ended December 31,
                                                          ---------------------   ----------------------------------------------
                                                             1998        1997         1997       1996         1995        1994
                                                          ---------   ---------   ---------   ---------   ----------    --------
Earnings before income taxes                              $  52,066   $  65,668   $  45,385   $  93,001   $ (123,862)   $ 58,232

Fixed charges included in earnings before income taxes
   Interest on long-term debt                                70,676      63,643     125,450      88,932       50,913      34,203
   Amortization of deferred finance costs                     4,860       3,262       7,014       4,171        1,512       1,139
   Dividends on preferred securities of subsidiary            3,544       3,544       7,088       7,088        7,088       2,678
                                                          ---------   ---------   ---------   ---------    ---------    --------
                                                             79,080      70,449     139,552     100,191       59,513      38,020
                                                          ---------   ---------   ---------   ---------    ---------    --------

Earnings                                                  $ 131,146   $ 136,117   $ 184,937   $ 193,192    $ (64,349)   $ 96,252
                                                          =========   =========   =========   =========    =========    ========

Fixed charges
   Fixed charges included in earnings before income taxes    79,080   $  70,449   $ 139,552   $ 100,191    $  59,513    $ 38,020
   Capitalized interest                                         876         883       2,093       2,092        2,722       1,128
                                                          ---------   ---------   ---------   ---------    ---------    --------
Total fixed charges                                       $  79,956   $  71,332   $ 141,645   $ 102,283    $  62,235    $ 39,148
                                                          =========   =========   =========   =========    =========    ========

Ratio of earnings to fixed charges                              1.6 X       1.9 X       1.3 X       1.9 X        --- (1)     2.5 X
                                                          =========   =========   =========   =========    =========    ========


                                                                --------
                                                                  1993
                                                                --------
Earnings before income taxes                                    $ 43,896

Fixed charges included in earnings before income taxes
   Interest on long-term debt                                     21,801
   Amortization of deferred finance costs                            832
   Dividends on preferred securities of subsidiary                   ---
                                                                --------
                                                                  22,633
                                                                --------

Earnings                                                        $ 66,529
                                                                ========


Fixed charges
   Fixed charges included in earnings before income taxes       $ 22,633
   Capitalized interest                                              117
                                                                --------
Total fixed charges                                             $ 22,750
                                                                ========



Ratio of earnings to fixed charges                                   2.9 X
                                                                ========


(1) The 1995 loss is not sufficient to cover fixed charges by a total of approximately $126.6 million, and as such the ratio of earnings to fixed charges has not been computed.

THE LOEWEN GROUP INC.


Computation of Earnings to Fixed Charges Ratio, As Adjusted (Under Canadian GAAP)
Expressed in thousands of U.S. dollars

                                                                 Six months ended
                                                                      June 30,           For the Year Ended December 31,
                                                              --------------------     ------------------------------------
                                                                  1998        1997              1997            1996
                                                              --------    --------     ------------------------------------

Earnings before income taxes                                  $ 52,066    $ 65,668         $  45,385       $  93,001
Fixed charges included in earnings before income taxes
   Interest on long-term debt                                   70,676      63,643           125,450          88,932
   Amortization of deferred finance costs                        4,860       3,262             7,014           4,171
   Dividends on preferred securities of subsidiary               3,544       3,544             7,088           7,088
   Adjustments                                                      --          --            61,900 (1)      18,678 (2)
   Sale of investment                                               --          --           (24,100)             --
                                                              --------    --------         ---------       ---------
                                                                79,080      70,449           177,352         118,869
                                                              --------    --------         ---------       ---------

Earnings                                                      $131,146    $136,117         $ 222,737       $ 211,870
                                                              ========    ========         =========       =========


Fixed charges
   Fixed charges included in earnings before income taxes     $ 79,080    $ 70,449         $ 139,552       $ 100,191
   Capitalized interest                                            876         883             2,093           2,092
Total fixed charges                                           --------    --------         ---------       ---------
                                                              $ 79,956    $ 71,332         $ 141,645       $ 102,283
                                                              ========    ========         =========       =========


Ratio of earnings to fixed charges, as adjusted                    1.6X        1.9X              1.6X            2.1X
                                                              ========    ========         =========       =========

THE LOEWEN GROUP INC.


Computation of Earnings to Fixed Charges Ratio (Under US GAAP)
Expressed in thousands of U.S. dollars
                                                                       For the Year Ended December 31,
                                                                    -----------------------------------
                                                                      1995        1994          1993
                                                                    --------    --------     ----------
Earnings before income taxes                                      $ (123,862)    $58,232     $43,896

Fixed charges included in earnings before income taxes
   Interest on long-term debt                                         50,913      34,203      21,801
   Amortization of deferred finance costs                              1,512       1,139         832
   Dividends on preferred securities of subsidiary                     7,088       2,678          --
   Adjustments                                                       195,700 (3)      --          --
   Sale of investment                                                     --          --          --
                                                                  ----------     -------     -------
                                                                     255,213      38,020      22,633
                                                                  ----------     -------     -------
Earnings                                                          $  131,351     $96,252     $66,529
                                                                  ==========     =======     =======

Fixed charges
   Fixed charges included in earnings before income taxes         $   59,513     $38,020     $22,633
   Capitalized interest                                                2,722       1,128         117
                                                                  ----------     -------     -------
Total fixed charges                                               $   62,235     $39,148     $22,750
                                                                  ==========     =======     =======

Ratio of earnings to fixed charges                                       2.1X        2.5X        2.9X
                                                                  ==========     =======     =======

(1) Costs associated with the restructuring and strategic intitiatives.
(2) Costs related to the unsuccessful hostile takeover proposal for the Company.
(3) Effect of legal settlements, litigation related finance costs and other costs related to certain litigation and settlements.